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                                                                     EXHIBIT 8.1

               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]



Writer's Direct Dial: (212) 225-2540

                                                DRAFT [F-4 Effective Date], 2003

HSBC Holdings plc
8 Canada Square
London E14 5HQ
England

Ladies and Gentlemen:

                  We have acted as counsel to HSBC Holdings plc, a public limited company incorporated in England and Wales ("Parent") in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of November 14, 2002 (the "Agreement") by and between Parent, H2 Acquisition Corporation, a Delaware corporation ("Merger Sub") and Household International, Inc., a Delaware corporation (the "Company") (such transactions, the "Merger"). At your request, in connection with the filing of the Registration Statement on Form-F-4 filed with the Securities and Exchange Commission in connection with the Merger, we are rendering our opinion with regard to certain United States federal income tax consequences of the Merger. All capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

                  In arriving at the opinion expressed below, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals, or copies certified or otherwise identified to our satisfaction, of the Agreement and the Registration Statement and the Proxy Statement-Prospectus included therein filed with the Securities and Exchange Commission by Parent and Company respectively on [F-4 Effective Date], 2003 in connection with the Merger (together, the "Proxy Statement"). We have also examined and relied, without independent verification of the statements contained therein, on letters from each of Parent and Company regarding certain tax
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matters, and we have assumed the accuracy of the representations and statements made in each of the foregoing.

                  In arriving at the opinion expressed below, we have assumed, without making any independent investigation, that all such documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, and that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered. We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware; (iii) the Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below and (iv) any shareholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)(ii) will file the agreement described in U.S. Treasury Regulations Section 1.367(a)-3(c)(1)(iii)(B).

                  The opinion expressed below is based on the Internal Revenue Code of 1986 (the "Code"), and applicable regulations, rulings and decisions, in each case as in effect on the date hereof, and may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion herein other than as to the federal income tax laws of the United States.

                  Based on and subject to the foregoing, it is our opinion that, for U.S. federal income tax purposes:

                  (a) The Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and

                  (b) Each transfer of property to Parent by a shareholder of the Company pursuant to the Merger will not be subject to Section 367(a)(1) of the Code.

                  We hereby consent to the use of our name and the making of statements with respect to us under the caption "U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Household Stock" in the Proxy Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   CLEARY, GOTTLIEB, STEEN & HAMILTON

                                   By:
                                      ------------------------------------------
                                               Yaron Z. Reich, a Partner